                                                                EXHIBIT 10.1

                                VOTING AGREEMENT

         AGREEMENT, dated as of March 31, 2001 among Donna Karan International Inc., a Delaware corporation (the "COMPANY"), LVMH Moet Hennessy Louis Vuitton Inc., a Delaware corporation ("LVMH"), DKI Acquisition, Inc., a Delaware corporation ("ACQUISITION SUB"), Donna Karan ("DK"), Stephan Weiss ("SW"), Trust FBO Lisa Weiss Keyes, Corey Weiss and Gabrielle Karan U/A/D 2/2/96 (the "CHILDREN'S TRUST"), 2000 Stephan Weiss Revocable Trust (the "WEISS TRUST") and The Stephan Weiss and Donna Karan Alaska Community Property Trust (the "ALASKA TRUST", and together with the Children's Trust and the Weiss Trust, the "TRUSTS") (DK, SW and the Trusts collectively, the "STOCKHOLDERS").

         WHEREAS, concurrently with the execution and delivery of this Agreement, LVMH, Acquisition Sub and the Company are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "MERGER AGREEMENT"), providing for, among other things, the merger of Acquisition Sub with and into the Company;

         WHEREAS, the Board of Directors of the Company has approved this Agreement, the Merger Agreement and the Merger;

         WHEREAS, as of the date of this Agreement, each Stockholder is the owner (either beneficially or of record) of the number of shares of (i) Common Stock of the Company, par value $0.01 per share ("COMMON STOCK"), and (ii) Class A Common Stock of the Company, par value $0.01 per share ("CLASS A SHARES" and collectively with the Common Stock and the Class B Common Stock of the Company, par value $0.01 per share, of which the Stockholders do not hold any shares, "COMPANY COMMON STOCK"), as is set forth opposite such Stockholder's name on Schedule A to this Agreement (all such shares and any shares of Company Common Stock hereafter acquired or received by such Stockholder by any means whatsoever prior to the termination of this Agreement, "SHARES"); and

         WHEREAS, in order to induce the Company, LVMH and Acquisition Sub to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                        GRANT OF PROXY; VOTING AGREEMENT

         SECTION 1.1 VOTING AGREEMENT. Provided that the Merger Agreement has not previously been TERMINATED, each Stockholder hereby agrees to vote all Shares that such Stockholder is entitled to vote at the time of any meeting of the stockholders of the Company at which the approval and adoption of the Merger Agreement (or any amended version thereof) and the approval of the Merger and all other transactions specifically contemplated by the

Merger Agreement are submitted for the consideration and vote of the stockholders of the Company, and at any adjournment thereof, in favor of the approval and adoption of the Merger Agreement (or any amended version thereof) and the approval of the Merger, and in favor of each of the other actions specifically contemplated by the Merger Agreement. Each Stockholder hereby agrees that it will vote all Shares against the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

         SECTION 1.2 IRREVOCABLE PROXY. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Bruce Ingram, the Senior Vice President, Finance of LVMH, and Louise Firestone, the Vice President, Legal Affairs and General Counsel of LVMH, each individually, as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section
1.01 above as LVMH or its proxy or substitute shall, in LVMH's sole discretion, deem proper with respect to the Shares. The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of LVMH entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each Stockholder, jointly and severally, represents and warrants to the Company, LVMH and Acquisition Sub that:

         SECTION 2.1 AUTHORIZATION. Each Trust is duly created, validly existing and in good standing under the laws of the jurisdiction of its formation.

         SECTION 2.2 AUTHORITY OF STOCKHOLDERS. Each of the Stockholders has full legal capacity, and, in the case of the Trusts, full trust power, to enter into, execute and perform the Stockholder's obligations under this Agreement. The execution and delivery by the Trusts of this Agreement and the performance by the Trusts of their obligations hereunder have been duly authorized and approved by all requisite trust action. This Agreement has been duly executed and delivered by a duly authorized trustee of each of the Trusts. This Agreement constitutes a valid and legally binding obligation of each of the Stockholders, enforceable against each of the Stockholders in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

         SECTION 2.3 CONSENTS. No consent, waiver, authorization, order or approval of, or filing or registration with any Governmental Authority or other Person, or under or with respect to any permit, license, contract, agreement or other instrument to which any of the Stockholders is a party or by which any of the Stockholders is, or their respective assets are, bound or affected, is required for or in connection with the execution and delivery by any of the Stockholders of this Agreement and the consummation by any of the Stockholders of the transactions contemplated hereby.

         SECTION 2.4 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by any of the Stockholders, nor the consummation by any of the Stockholders of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of any federal, state, local or foreign statute, law, ordinance, rule, code, order or regulation of any Governmental Authority or any order, ruling, writ, injunction, judgment, award, determination or decree of any court, arbitral body or Governmental Authority to which any of the Stockholders is a party or by which any of the Stockholders is bound, (ii) with respect to the Trusts, violate, conflict with or result in a breach of any of the terms, conditions or provisions of any such Stockholder's trust agreement or other constituent documents or (iii) violate, conflict with or result in a breach of or constitute a default (or event which with the giving of notice or the passage of time, or both, would become a default) under, require a consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Claims or Permitted Encumbrances on any of the assets or properties of any of the Stockholders pursuant to or result in any payment or charge under, any permit, license, contract or agreement to which any Stockholder is a party or by which any Stockholder, or any of such Stockholder's assets or properties, is bound or affected, and no such permit, license, contract or agreement shall prohibit or delay the timely performance by the Stockholders of any of their obligations under this Agreement.

         SECTION 2.5 OWNERSHIP OF SHARES. As of the date of this Agreement, each Stockholder owns its Shares beneficially and of record, and except for such Shares, such Stockholder does not beneficially or of record own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. Other than as set forth in the Shareholders Agreement dated as of June 10, 1996 among the Company, certain of the Stockholders, and certain other parties thereto (which agreement has not been amended or modified as of the date hereof) (the "Shareholders Agreement"), each Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and all other stockholder rights with respect to all of its Shares, with no restrictions on such Stockholder's rights of voting or disposition pertaining thereto, other than restrictions on disposition pursuant to applicable securities laws. Other than the Shareholders Agreement, there are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, or other agreements or commitments of any character relating to the Shares or to any corporate governance matters. Each Stockholder has good, valid and marketable title to its Shares, free and clear of all Claims and Permitted Encumbrances. Each Trust has full trust power and authority to own the Shares owned by it.

         SECTION 2.6 FINDER'S FEES. NO investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company, LVMH or Acquisition Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

                                    ARTICLE 3

                            COVENANTS OF STOCKHOLDERS

         Each Stockholder hereby covenants and agrees that:

         SECTION 3.1 NO PROXIES FOR OR ENCUMBRANCES ON SHARES. Except pursuant to the terms of this Agreement and the Exchange and Option Agreement dated as of the date hereof among the Stockholders, LVMH and Acquisition Sub, such Stockholder shall not, without the prior written consent of LVMH, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or any interest therein during the term of this Agreement, provided that nothing herein shall prohibit the Stockholders from transferring shares to the Karan-Weiss Foundation, to other Stockholders or to trusts for the benefit of the Stockholders or any present or former spouse, ancestor or descendent or sibling of any Stockholder or any trust or other similar entity established for the benefit of such individuals or their descendants ("RELATED PARTIES"), provided that each of the Karan-Weiss Foundation and/or the Related Parties, as applicable, enters into an agreement substantively similar to this Agreement. Each Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify LVMH promptly, and to provide all details requested by LVMH, if such Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing; PROVIDED that the foregoing shall not obligate DK or SW to take any such action nor prevent DK or SW from taking any such actions if DK or SW, as the case may be, determines in good faith after consultation with independent legal counsel that taking such action or failing to so act would reasonably be expected to constitute a breach of his or her fiduciary duty as a director or officer of the Company.

         SECTION 3.2 OTHER OFFERS.

                  (a) Each Stockholder shall not, and will use his, her or its reasonable best efforts to cause their Representatives not to, directly or indirectly, (i) take any action to initiate, solicit, encourage, negotiate or take any action to facilitate, any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, any Acquisition Proposal,
(ii) engage in discussions with, or disclose any nonpublic information relating to the

Company or any of its Subsidiaries, afford access to the properties, books or records of the Company or any of its Subsidiaries to, or cooperate in any way with, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, or propose publicly to approve or enter into, any letter of intent or other agreement related to any Acquisition Proposal; PROVIDED that the foregoing shall not limit or prohibit DK or SW from participating in discussions with the members of the Board of Directors of the Company if DK or SW, as the case may be, determines in good faith after consultation with independent legal counsel that the failure to so act would reasonably be expected to constitute a breach of his or her fiduciary duty as a director of the Company.

                  (b) Each Stockholder will promptly notify LVMH after receipt of an Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal indicating, in connection with such notice, the name of such Person and the material terms and conditions of any such Acquisition Proposal, indication or request and will keep LVMH fully informed of the status and details of any such Acquisition Proposal, indication or request; provided, however, that no such disclosure or delivery of such notice shall be required if it would reasonably be expected to constitute a breach of their fiduciary duty as directors or officers of the Company (as reasonably determined by such Stockholders after taking into account the advice of their independent legal counsel).

         SECTION 3.3 APPRAISAL RIGHTS. Each Stockholder shall not exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any of his, her or its Shares which may arise with respect to the Merger.

                                    ARTICLE 4

                                  MISCELLANEOUS

         SECTION 4.1 FURTHER ASSURANCES. Each of the Company, LVMH, Acquisition Sub and the Stockholders will execute and deliver, or cause to be executed and delivered, all further documents and instruments reasonably necessary, proper or advisable under applicable laws and regulations, to carry out the purpose and intent of this Agreement.

         SECTION 4.2 AMENDMENTS; WAIVER; TERMINATION. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. This Agreement shall terminate on the earlier of (i) the date of consummation of the Merger and (ii) the date of termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of such party's Representatives; PROVIDED, HOWEVER, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and PROVIDED FURTHER that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Agreement dated as of December 15, 2000, by and among LVMH, DK, SW and the Children's Trust, which provided for the sale of all of the capital stock of Gabrielle Studio, Inc. to Karma Acquisition, Inc.(as assignee of LVMH).

         SECTION 4.3 EXPENSES; ATTORNEY'S FEES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, if any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any of the Stockholders, and the party bringing such action or proceeding does not fully prevail, the Stockholders against whom such action or proceeding was brought shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which such Stockholders may be entitled).

         SECTION 4.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that LVMH and Acquisition Sub may transfer or assign their rights and obligations to any of their respective direct wholly-owned subsidiaries, to the extent and for so long as such entities remain direct wholly-owned subsidiaries.

         SECTION 4.5 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding related thereto, except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the signature pages hereto shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

         SECTION 4.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 4.7 SEVERABILITY. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 4.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 4.9 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

         SECTION 4.10 OFFICERS AND DIRECTORS. Notwithstanding anything to the contrary in this Agreement, in the event a Stockholder is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to require such Stockholder, in his or her capacity as a director or officer of the Company, to act or fail to act in accordance with his or her fiduciary duties in such capacity. Furthermore, no Stockholder who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability to any Stockholder in such Stockholder's capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this SECTION 4.10 shall in any way limit, modify or abrogate any of the obligations of the Stockholders hereunder to vote the Shares in accordance with the terms of this Agreement and to not transfer any Shares except as permitted under Section 3.1 above.

         SECTION 4.11 CONSTRUCTION. Whenever used in this Agreement, the singular shall include the plural and vice versa (where applicable), the use of the masculine, feminine or neuter gender shall include the other genders (unless the context otherwise requires), the words "hereof," "herein," "hereto," "hereby," "hereunder" and other words of similar import refer to this Agreement as a whole (including all schedules and exhibits), the words "include," "includes" and "including" shall mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively. Each party has been represented by its own counsel in connection with the negotiation and preparation of this

Agreement and, consequently, each party hereby waives the application of any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

         SECTION 4.12 CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

         SECTION 4.13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof; PROVIDED, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Agreement dated as of December 15, 2000, by and among LVMH, DK, SW and the Children's Trust, which provided for the sale of all of the capital stock of Gabrielle Studio, Inc. to Karma Acquisition, Inc. (as assignee of LVMH).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          DONNA KARAN INTERNATIONAL INC.

                                          By: /s/ Joseph B. Parsons
                                              ---------------------------------
                                              Name:   Joseph B. Parsons
                                              Title:  Chief Financial and
                                                      Operations Officer

                                          LVMH MOET HENNESSY LOUIS VUITTON INC.

                                          By: /s/ Bruce G. Ingram
                                              ---------------------------------
                                              Name:   Bruce G. Ingram
                                              Title:  Senior Vice President

                                          DKI ACQUISITION, INC.

                                          By: /s/ Bruce G. Ingram
                                              ---------------------------------
                                              Name:   Bruce G. Ingram
                                              Title:  President


                                          /s/ Donna Karan
                                          -------------------------------------
                                          Donna Karan

                                          /s/ Stephan Weiss
                                          -------------------------------------
                                          Stephan Weiss


                                          TRUST FBO LISA WEISS KEYES, COREY
                                          WEISS AND GABRIELLE KARAN
                                          U/A/D 2/2/96

                                          By:  /s/ Stephan Weiss
                                               --------------------------------
                                               Name:    Stephan Weiss
                                               Title:


                                          2000 STEPHAN WEISS REVOCABLE TRUST

                                          By: /s/  Stephan Weiss
                                              ---------------------------------
                                              Name:   Stephan Weiss
                                              Title:

                                          THE STEPHAN WEISS AND DONNA KARAN
                                          ALASKA COMMUNITY PROPERTY TRUST

                                          By: /s/  Stephan Weiss
                                              ---------------------------------
                                              Name:   Stephan Weiss
                                              Title:



                                          By: /s/ Donna Karan
                                              ---------------------------------
                                              Name:  Donna Karan
                                              Title:


                                   SCHEDULE A

                        OWNERSHIP OF COMPANY COMMON STOCK
                        ---------------------------------

                          SHARES OF DKI                    SHARES OF CLASS A
STOCKHOLDER               COMMON STOCK             %          COMMON STOCK       %
-----------               -------------           --        ----------------    --

Donna Karan                        0                 -            9              50%

Steven Weiss                       0                 -            9              50%

Trust FBO Lisa Weiss         291,688              1.31%           -               -
Keyes, Corey Weiss and
Gabrielle Karan

The Steven Weiss and       3,968,540             17.83%           -               -
Donna Karan Alaska
Community Property Trust

The Steven Weiss 2000        982,800              4.42%           -               -
Revocable Trust

TOTAL                      5,243,028             23.56%          18             100%
